SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

☒  Filed by the Registrant
   Filed by a Party other than the Registrant
        Check the appropriate box:
   Preliminary Proxy Statement
   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒  Definitive Proxy Statement
☐  Definitive Additional Materials
        o   Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

Elecsys Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒         No fee required.
☐         Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐         Fee paid previously with preliminary materials.
☐         Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

ELECSYS CORPORATION
846 N. MART-WAY COURT
OLATHE, KANSAS 66061

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 10, 2009
AT THE COMPANY’S HEADQUARTERS LOCATED AT
846 N. MART-WAY COURT, OLATHE, KANSAS 66061

    You are invited to attend the annual meeting of the stockholders of Elecsys Corporation (the “Company”) to be held at the Company’s headquarters, 846 N. Mart-Way Court, Olathe, Kansas on Thursday, September 10, 2009, commencing at 2:00 p.m. local time, to consider and act upon the following matter and such other business as may properly come before the meeting or any adjournment of the meeting:

1.	The election of one (1) Class I Director to serve for a term of three years expiring in 2012.

Holders of record of the outstanding common stock of the Company at the close of business on July 31, 2009 are entitled to vote at the meeting or any adjournment of the meeting.

By Order of the Board of Directors,

/s/ Todd A. Daniels,
Olathe, Kansas	Todd A. Daniels
August 11, 2009	Secretary

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN A PROXY OR VOTE BY BALLOT AT THE MEETING.

ELECSYS CORPORATION
846 N. Mart-Way Court
Olathe, Kansas 66061

PROXY STATEMENT

GENERAL INFORMATION

Solicitation and Revocability of Proxies

The enclosed proxy is being solicited on behalf of the Board of Directors of Elecsys Corporation (the “Company”) for use at the annual meeting of the stockholders to be held on September 10, 2009 at 2:00 p.m. local time, or at any adjournment thereof, at the Company’s headquarters, 846 N. Mart-Way Court, Olathe, Kansas 66061. If you are a record stockholder, any proxy given does not affect your right to vote in person at the annual meeting and you may revoke your proxy at any time before it is exercised by notifying Todd A. Daniels, Secretary of the Company, by mail, telegram or facsimile, or by appearing at the annual meeting in person and casting a ballot. This proxy statement and the proxy were first mailed to stockholders on or about August 11, 2009.

All expenses of solicitation will be borne by the Company. In addition to solicitations by mail, employees and directors of the Company may solicit proxies in person or by telephone. We do not expect to pay any compensation for the solicitation of proxies.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on September 10, 2009:

This combined proxy statement is available on the internet at http://www.elecsyscorp.com/pdf/2009_Proxy_ESYS.pdf.  On this site, you will be able to access the proxy statement for the annual meeting and any amendments or supplements to the foregoing material required to be furnished to stockholders.

Voting Procedures

Shares represented by a properly signed proxy received pursuant to this solicitation will be voted in accordance with instructions thereon. If the proxy is properly signed and returned and no instructions are given on the proxy with respect to the matter to be acted upon, the shares represented by the proxy will be voted at the annual meeting or any adjournment thereof for the election, as director of the Company, of the nominee named in this proxy.  The nominee hereinafter named has indicated his willingness to serve if elected, and it is not anticipated that he will become unavailable for election.  However, if the nominee should unexpectedly become unavailable for election for any reason, the shares represented by the proxy will be voted for such substituted nominee as the Board of Directors may name.

The enclosed proxy confers discretionary authority to the proxy holders to vote on any other business that may properly come before the annual meeting or any adjournment thereof.  The Board of Directors is not aware of any other business, other than the matter described in this proxy statement and matters incident to the conduct of the annual meeting, to be presented for action at the annual meeting and does not itself intend to present any such other business.  However, if any such other business does come before the annual meeting or any adjournment thereof, shares represented by proxies properly signed and returned pursuant to this solicitation will be voted in the discretion of the proxy holder.

The nominee for director receiving the greatest number of votes at the annual meeting will be elected as a director.  Any shares not voted (whether by abstention, broker non-vote, or otherwise) will have no impact in the election of a director except to the extent the failure to vote for an individual results in another individual receiving a larger proportion of the total votes.

Only holders of common stock of the Company of record as of the close of business on July 31, 2009, are entitled to vote at the annual meeting.  At the close of business on that date, 3,471,187 shares of common stock were issued and outstanding.  Holders of common stock are entitled to one vote per share held on the record date. Shares cannot be voted at the annual meeting unless the record owner is present in person or represented by proxy.

SECURITY OWNERSHIP

Stock Ownership of Principal Stockholders and Management

The following table sets forth the beneficial ownership of shares of the Company’s common stock as of July 31, 2009 by (i) the stockholders known by the Company to beneficially own more than 5% of the common stock, (ii) each director of the Company who beneficially owns any common stock, (iii) each executive officer named in the “Summary Compensation Table,” and (iv) all directors and executive officers of the Company as a group.  Unless otherwise indicated, the Company believes that those stockholders listed below have sole voting and investment power with respect to the common stock indicated as beneficially owned by them.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)		Percent of Class
Robert D. Taylor	228,200		6.6%

Stan Gegen	173,700		5.0%

Karl Gemperli	514,330	(3)	14.8%

Michael D. Morgan	123,729	(4)	3.6%

Todd A. Daniels	87,724	(5)	2.5%

All directors and officers as a group (9 persons)	1,239,250	(6)	35.7%

(1) The address of all the named individuals is c/o Elecsys Corporation, 846 N. Mart-Way Court, Olathe, Kansas 66061.
(2) Pursuant to the rules of the Securities and Exchange Commission (“SEC”), shares of common stock of the Company that an individual or a group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage of ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.
(3) The total beneficial ownership of Mr. Gemperli is made up of the following: (i) 374,330 shares of the Company’s common stock directly beneficially owned, (ii) 10,000 shares of the Company’s common stock indirectly owned by Mr. Gemperli’s children, and (iii) presently exercisable options to purchase 130,000 shares of common stock of the Company.
(4) Includes presently exercisable options to purchase 51,000 shares of common stock of the Company held by Mr. Morgan.
(5) Includes presently exercisable options to purchase 45,000 shares of common stock of the Company held by Mr. Daniels.
(6) Includes presently exercisable options to purchase 278,167 shares of common stock of the Company held by executive officers and directors as a group.

Section 16(a) Beneficial Ownership Reporting Compliance

To the Company’s knowledge, based solely on review of copies of reports filed with the Securities and Exchange Commission and written representations that no other reports were required during the fiscal year ending April 30, 2009, all Section 16(a) filing requirements applicable to the officers, directors and beneficial owners of more than 10 percent of the Company’s equity securities were complied with on a timely basis.

ELECTION OF DIRECTOR

The Board of Directors of the Company is divided into three classes, with the term of office of each class ending in successive years. The term of the Class I director expires with this annual meeting.  The term of the Class II director will expire at the 2010 Annual Meeting of Stockholders and the term of the Class III director will expire at the 2011 Annual Meeting of Stockholders.

NOMINEE FOR DIRECTOR

The following information is given with respect to the nominee for election.

Class I – Term to Expire in 2012
Robert D. Taylor, age 62, has served as a director of the Company since September 1994 and is currently Chairman of the Board.  Since November 2001, Mr. Taylor has

been President and Chief Executive Officer of Executive AirShare Corporation.  Executive AirShare Corporation charters, sells and operates fractional corporate jet and turboprop aircraft from its locations in Kansas City, Missouri; Wichita, Kansas; Tulsa, Oklahoma and Fort Worth, Texas.  Mr. Taylor serves as a director of Inergy GP, LLC, the managing general partner of Inergy LP, a publicly traded limited partnership that operates a growing, geographically diverse retail and wholesale propane supply, marketing and distribution business and midstream pipeline and natural gas storage operations.  He serves as a director of Blue Valley Bancorp of Overland Park, Kansas.  Mr. Taylor is a trustee of the University of Kansas Endowment Fund, a member of the Advisory Board for the University of Kansas School of Business and has been a CPA since 1971.  Mr. Taylor serves on the Company’s Compensation and Audit Committees.  Mr. Taylor is independent as determined by the independence requirements of the NASDAQ Stock Market.

The Board of Directors recommends that the stockholders vote FOR the election of Mr. Taylor.

MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE

The following information is given with respect to the Class II and Class III directors who will continue to serve as directors of the Company until the 2010 and 2011 Annual Meeting of Stockholders, respectively.

Class II – Term to Expire in 2010
Karl B. Gemperli, age 45, is the Company’s President and Chief Executive Officer and has been a member of the Board of Directors since September 2003.  He also serves as President and Chief Executive Officer of Elecsys International Corporation (f/k/a DCI, Inc.), one of the Company’s operating subsidiaries, since February 2000.  From March 1999 to January 2000, Mr. Gemperli was an independent manufacturing systems consultant.  Mr. Gemperli was also an employee of Goodrich Aerospace for more than eight years.  Mr. Gemperli has over 20 years of electronic manufacturing and management experience as well as a Bachelor’s degree in Aeronautical Engineering from the Massachusetts Institute of Technology and a Master’s degree in Manufacturing Engineering from Boston University.  Mr. Gemperli is not independent as determined by the independence requirements of the NASDAQ Stock Market.

Class III – Term to Expire in 2011
Stan Gegen, age 58, was appointed to the Board of Directors on July 22, 2004 to fill a seat vacated by a departed director and was elected to his first three year term on the Board in September 2005.  Since 1998, Mr. Gegen has been President of Coordinated Systems & Supplies, Inc., a printing and distribution company located in Wichita, Kansas.  Mr. Gegen serves as a director of High Touch, Inc. located in Wichita, Kansas, which serves business clients with hardware and software services.  Mr. Gegen has over 35 years of financial and business leadership experience in manufacturing, banking, retail and investment companies.  Mr. Gegen began his career as a Certified Public Accountant for Ernst & Young (formerly known as Arthur Young & Co.) in Wichita, Kansas and has subsequently held financial leadership positions in both private and public companies.  Mr. Gegen is currently the Chairman of the Company’s Audit Committee and serves on the Company’s Compensation Committee.  Mr. Gegen is independent as determined by the independence requirements of the NASDAQ Stock Market.

CORPORATE GOVERNANCE

Committees and Director Meetings
The Board of Directors has an Audit Committee and a Compensation Committee.  The entire Board of Directors including Mr. Gemperli, who is not independent as determined by the independence requirements of the NASDAQ Stock Market, acts as the Nominating Committee and each director participates in the consideration of director nominees.  The Nominating Committee meets the independence requirements of the NASDAQ Stock Market.  In January 2008, the Board of Directors adopted a charter for the Nominating Committee.  The Nominating Committee Charter is not available on the Company’s website (www.elecsyscorp.com), but was filed as Annex A to the Company’s 2008 Proxy Statement on Schedule 14A, which is available on the Company’s website.  The Nominating Committee met once during the fiscal year ended April 30, 2009.

Stockholders wishing to submit the name of a candidate for the Board of Directors should submit the recommendation, along with the candidate’s biographical information, to the Secretary of the Company at 846 N. Mart-Way Court, Olathe, Kansas, 66061.  Other than this submission requirement, there are no differences in the manner in which the Nominating Committee evaluates a stockholder recommended director nominee.  Potential nominees are identified by the Board of Directors based on the criteria, skills and qualifications that have been recognized by the Nominating Committee.  Once a potential nominee for director has been identified, including those candidates submitted by stockholders, the Nominating Committee determines whether to conduct a full evaluation of the candidate.  This determination is based primarily on the need for additional directors to fill vacancies or expand the size of the Board of Directors.  If it is determined that additional consideration is warranted, the Nominating Committee will then evaluate the potential nominee against the qualifications and skills it believes are necessary for directors to possess, including:

•	Independence in accordance with the NASDAQ Stock Market standards (non-employee directors only);
•	High personal and professional ethics, integrity, and mature judgment;
•	Business experience that is useful to the Company and complementary to the background and experience of the other directors;
•	A commitment to serve and the ability to devote the required amount of time to carry out the duties and responsibilities of a director; and
•	Other relevant factors as the Nominating Committee may determine.

An independent director on the Board of Directors nominated the nominee standing for election at the annual meeting.  The nominee is already serving as a director of the Company.

The Audit Committee’s responsibilities include:  (i) retaining and determining compensation for the public accounting firm engaged to audit the Company; and (ii) reviewing with the independent accountants the Company’s quarterly results, the plan for, and results of, the auditing engagement, and the Company’s internal accounting controls.  In July 2006, the Board of Directors ratified the previously adopted charter for the Audit Committee.  The Audit Committee Charter is not available on the Company’s website (www.elecsyscorp.com), but was filed as Annex A to the Company’s 2006 Proxy Statement on Schedule 14A, which is available on the Company’s website.  Mr. Gegen and Mr. Taylor comprise the Audit Committee and are independent (as defined in the listing standards of the NASDAQ Stock Market).  Mr. Gegen is the Chairman of the Audit Committee.  The Audit Committee held ten meetings during fiscal year 2009.  The Board has determined that both Mr. Gegen and Mr. Taylor qualify as audit committee financial experts.

The Compensation Committee met three times during the last fiscal year and is comprised solely of independent directors, Mr. Taylor and Mr. Gegen.  In January 2008, the Board of Directors adopted a charter for the Compensation Committee.  The Compensation Committee Charter is not available on the Company’s website (www.elecsyscorp.com), but was filed as Annex B to the Company’s 2008 Proxy Statement on Schedule 14A, which is available on the Company’s website.  Mr. Taylor serves as the Chairman of the Compensation Committee.  The Compensation Committee is responsible for approving and evaluating the Company’s executive officer compensation plans, policies and programs and administers the Company’s benefit plans.    The Compensation Committee may not delegate this responsibility.

The Board of Directors held ten meetings during the fiscal year ended April 30, 2009.  Each director attended at least 75% of the total number of meetings of the Board of Directors and the total number of meetings held by all Committees on which the director served.

The Company encourages each member of the Board of Directors to attend the Annual Meeting of Stockholders.  All directors were in attendance at the 2008 Annual Meeting of Stockholders.

Stockholders who wish to communicate with the Board of Directors or with a particular director may send a letter to Todd A. Daniels, the Secretary of the Company, at 846 N. Mart-Way Court, Olathe, Kansas 66061.  Any communication should clearly specify that it is intended to be made to the entire Board of Directors or to one or more particular directors.  The Secretary will forward the correspondence to the appropriate member or members of the Board of Directors, who may review the correspondence in their next meeting.  Concerns relating to accounting, internal controls or auditing matters will be immediately brought to the attention of Stan Gegen, Chairman of the Audit Committee.

Report of the Audit Committee
The Audit Committee has reviewed and discussed the audited financial statements with management and has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Boards regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the accountants the accountant’s independence. The Audit Committee has considered whether the provision of the non-audit services rendered by the Company’s principal accountant are compatible with maintaining the principal accountant’s independence. Pursuant to its review, the Audit Committee approved and authorized the Board of Directors to include the audited financial statements in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.
Stan Gegen, Chairman
Robert D. Taylor
Audit Committee of the Board of Directors

Independent Registered Public Accountants
McGladrey & Pullen LLP has served as the Company’s independent registered public accountants since October 2005.  It is anticipated that a representative from McGladrey & Pullen LLP will be present at the annual meeting.  If a representative from McGladrey & Pullen LLP is in attendance at the annual meeting, it is anticipated that he will be available to respond to appropriate questions and, if he desires, to make a statement.

As of the date of this proxy statement, the Audit Committee of the Company has not met to discuss the engagement of independent accountants for the purposes of auditing the financial statements of the Company for the fiscal year ending April 30, 2010.

The following table sets forth the aggregate fees billed to the Company for fiscal years ended April 30, 2009 and 2008 by the Company’s principal accounting firm.

	Years Ended April 30,
	2009	2008
Audit fees (1)	$109,740	$116,880
Audit-related fees (2)	--	11,000
Total audit and audit-related fees	109,740	127,880
Tax fees (3)	30,050	10,995
All other fees (4)	--	4,924
Total	$139,790	$143,799

(1) Audit Fees.  The aggregate fees billed for professional services rendered for the audit of the annual financial statements for the years ended April 30, 2009 and 2008 and for the reviews of the financial statements included in the quarterly reports on Form 10-Q for those fiscal years.

(2) Audit Related Fees.  The aggregate fees billed for audit-related services for the years ended April 30, 2009 and 2008.  Audit related services include fees for the audits of the Company’s employee benefit plans.

(3) Tax Fees.  The aggregate fees billed for tax return preparation and other tax planning and consultation rendered for the fiscal years ended April 30, 2009 and 2008.

(4) All Other Fees.  Other fees billed for services rendered to the Company, other than the services described above under “Audit Fees”, “Audit Related Fees”, and “Tax Fees,” for the fiscal years ended April 30, 2009 and 2008.

The Audit Committee has considered whether the provision of these services is compatible with maintaining the accountant’s independence.  The Audit Committee pre-approves all non-audit services as presented and prior to any work being performed.

Compensation for Non-Employee Directors
Each director who is not a salaried employee of the Company or otherwise compensated by the Company pursuant to any management contract, is paid an annual retainer of $9,000 plus a fee of $250 for each regular, special and committee meeting attended.  Additionally, each non-employee director is reimbursed for out-of-pocket expenses incurred in connection with attendance for each regular, special and committee meeting attended as shown in All Other Compensation.  An additional annual retainer of $3,000 is paid to the Audit Committee Chairman and an additional annual retainer of $9,000 is paid to the Chairman of the Board.  The Chairman is also eligible to participate in the Company’s health, dental and life insurance plans with terms of coverage, contribution and deductibles that are equivalent to those for the Chief Executive Officer of the Company.  A summary of the compensation paid to the non-employee directors is shown in the following table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Robert D. Taylor	$24,000	-	-	-	-	-		$24,000
Stan Gegen	$18,250	-	-	-	-	$2,390	(1)	$20,640

(1)  Represents the amount of out-of-pocket expenses that were reimbursed during the fiscal year.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the Board of Directors is responsible for approving and evaluating the Company’s executive officer compensation plans, policies and programs and administers the Company’s benefit plans. The Compensation Committee views compensation as a key factor in the Company’s ability to execute its subsidiaries’ corporate strategies.

The Company’s subsidiaries each have corporate strategies whose main focus is to utilize their specialized capabilities to build long-term customer relationships, create value-added solutions and deliver exceptional financial performance.

In order to achieve these strategic objectives the Company must attract and recruit the best possible talent and continue to develop and motivate its employees to meet its common goals.

The compensation philosophy is performance-based and its pay structure, benefits and incentive programs are intended to attract talented individuals as well as motivate and retain employees to achieve the goals and add shareholder value. The compensation components are:

• Base pay
• Annual incentive compensation
• Equity compensation in the form of stock options; and
• Executive life insurance

Elements of our Compensation Program
Base Pay.  The Company views base pay as compensation for the competencies that each employee brings to his or her respective area of responsibility in order to meet his or her job requirements.

When possible, market data and benchmarking are used to establish base pay for management employees. The Compensation Committee reviews all executive officers’ base pay utilizing industry-related comparisons, and performance assessments by position.  An effort is made by the Compensation Committee to set base pay at the corresponding market averages; however, each compensation decision can be impacted by additional criteria such as experience and performance against requirements.

The goal is to review every employee annually and, if appropriate, the employee could receive a merit pay increase consistent with his or her individual performance measured against his or her job requirements and relevant market data.

In addition, base pay and rate adjustments may be made as a result of our monitoring and surveying market rates to determine if an adjustment is required. Base pay increases for the Chief Executive Officer, Chief Financial Officer and other officers are reviewed and assessed annually by the Compensation Committee, usually at the end of the fiscal year.

Annual Incentive Compensation.  The Company views the annual incentive compensation plans as a means to tie the cash compensation of the executive officers and key members of the management team to performance objectives that, if achieved, will enhance the overall value of the Company. The incentive compensation plans for the executive officers and the overall incentive compensation plan are reviewed and approved by the Compensation Committee.

All executive officers are eligible to receive incentive compensation if the Company achieves a pre-tax profit goal.  For fiscal 2009, Mr. Gemperli and Mr. Daniels were eligible to receive bonuses based on the Company’s consolidated pre-tax profit and were paid as a percentage of the amount achieved above the stated pre-tax profit threshold.  For fiscal 2009, the pre-tax profit threshold was $1,419,231 and Mr. Gemperli’s percentage was 3.0% of the amount above the pre-tax profit threshold and Mr. Daniels’ percentage was 2.0% of the amount above the pre-tax profit threshold.  The officers of DCI, Inc., a subsidiary of the Company, were eligible to receive bonuses that were based on the pre-tax profit, excluding extraordinary income or loss, of DCI, Inc.  For fiscal 2009, DCI’s pre-tax profit threshold was $1,780,960.  As officers of DCI, Inc., Mr. Mike Morgan, Executive Vice President & COO, Mr. Chris Thomas, Vice President-Engineering and D. Jay Gillam, Vice President-Sales & Marketing were eligible for the bonus.  Mr. Morgan was eligible to receive 2.0% of the amount above the pre-tax profit threshold for DCI, Inc.  Mr. Thomas and Mr. Gillam were eligible to receive 0.75% and 1.25%, respectively of the amount above the pre-tax profit threshold for DCI, Inc.  Mr. Reed, President of NTG, Inc., a subsidiary of the Company, was eligible to receive a bonus based on a percentage of the pre-tax profit generated at NTG, Inc.  For fiscal 2009, NTG’s pre-tax profit threshold was $237,152.  Mr. Reed was eligible to receive 7% of the amount above the pre-tax profit threshold for NTG, Inc.  Mr. Dave Wakefield, President of Radix Corporation, a subsidiary of the Company, was eligible to receive a bonus based on a percentage of the pre-tax profit generated at Radix Corporation.  For fiscal 2009, Radix’s pre-tax threshold was $627,777.  Mr. Wakefield was eligible to receive 4% of the amount above the pre-tax threshold for Radix Corporation.

For fiscal 2009, there were no bonuses paid to the executives as none of the pre-tax profit thresholds were met for the Company or its operating subsidiaries.

The percentages of the pre-tax profits that the executives may receive are determined by the Compensation Committee and approved by the Board of Directors based on above average industry growth for profits and improvement in Company performance in other areas. The Compensation Committee believes the annual incentive compensation drives performance, and, by achieving the financial results, maintains a strong balance sheet and increases stockholder value.

Equity Compensation.  The Company believes that to effectively build long-term value in the Company, the interest of the named executive officers must align with the interest of the Company’s stockholders. The number of stock options granted is determined by the Compensation Committee with the objective of aligning employee incentives with the interests of the stockholders and avoiding significant dilution. Other than grants to the executive officers, individual stock option grants are recommended by management to the Compensation Committee and are based on individual potential, historical performance and impact on our financial results. During fiscal year 2009, a total of 36,750 options were granted to employees and managers at the Company.  For all of those options the exercise price was the closing price of the common shares on each respective grant date.

Executive Life Insurance.  During fiscal year 2006, the Company established a Succession Plan for each of the executive officers at Elecsys and its subsidiaries.  The Executive Life Insurance Plan (the “Plan”) was created with the intent of assisting the Company with succession planning as well as to provide a benefit for the executives in the Plan.  The Company pays for a term life insurance policy for certain of its officers.  Each of the policies, other than the policy for Mr. Gemperli, will pay the Company 50% of the life insurance upon death of the officer, with the remaining 50% to be paid to the executive’s named beneficiaries.  In the policy for Mr. Gemperli, 100% of the benefit will be paid to the Company upon his death.  Should an officer terminate employment with the Company the policy premium will no longer be paid for by the Company and the Company will not receive any of the death benefit. Once this occurs, each officer has the opportunity to transfer the policy into his name.  The life insurance amounts and annual policy premiums for each executive officer named in the “Summary Compensation Table,” is shown in the table below:

Executive Life Insurance
Name	Amount of life insurance ($)	Annual Policy Premium ($)
Karl B. Gemperli	500,000	2,835

Todd A. Daniels	500,000	850

Michael D. Morgan	300,000	542

Retirement Benefits
    All employees are eligible to participate in the Elecsys Corporation 401(k) Savings Plan.  Executive officers participate in that plan on the same basis as all other participants.  The Company does not maintain any other retirement plan or arrangement for the executive officers.

Compensation Recommendations
    The Company’s senior management team, consisting of our Chief Executive Officer and Chief Financial Officer, evaluates market data and recommends to the

Compensation Committee compensation plans for our other officers that are consistent with our stated compensation philosophy.

Executive Compensation
    The following table sets forth certain information regarding compensation paid or accrued for our last fiscal year to our Chief Executive Officer and the two highest paid officers whose total compensation earned or accrued for fiscal year 2009 exceeded $100,000.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation (2) ($)	Total ($)
Karl B. Gemperli	2009	192,346	--	--	20,214	--	--	4,938	217,498
President and	2008	184,308	--	--	20,219	--	--	4,185	208,712
Chief Executive
Officer

Michael D. Morgan	2009	132,923	--	--	6,738	--	--	5,445	145,106
Chief Operating	2008	125,769	5,962	--	6,740	--	--	4,509	142,980
Officer

Todd A. Daniels	2009	123,231	--	--	10,107	--	--	5,276	138,614
Chief Financial	2008	117,615	2,500	--	10,110	--	--	4,516	134,741
Officer

(1) Represents the amount recognized for financial statement reporting purposes for the fiscal years ended April 30, 2009 and 2008 in accordance with SFAS 123R for stock option awards in fiscal 2009 and 2008 and stock option awards granted in previous fiscal years.
(2) Consists of Company matching contributions made under the Elecsys Corporation 401(k) Savings Plan as well as premiums for executive life insurance policies.  Company matching contributions under the Company’s 401(k) Savings Plan were made in the following amounts:  $4,938 and $4,185 for Mr. Gemperli, $4,903 and $3,609 for Mr. Morgan, and $4,426 and $3,666 for Mr. Daniels in 2009 and 2008, respectively.  The amounts of premiums paid for the executive life insurance policies were the following: $2,835 for Mr. Gemperli and $542 for Mr. Morgan and $850 for Mr. Daniels in both 2009 and 2008.  Of those amounts, none of the premium paid on behalf of Mr. Gemperli was included because 100% of the benefit of the policy on Mr. Gemperli’s life is payable to the Company.  One-half of the amount of the premium paid on behalf of the other executive officers was included because 50% of the benefit of the policy on each other executive’s life is payable to the executive’s named beneficiaries.

Outstanding Equity Awards at Fiscal Year-End
	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Karl B. Gemperli	50,000	(1)			-	2.25	02/01/10	-	-	-	-
	35,000	(2)				0.81	04/25/12
	15,000	(3)				1.25	12/02/12
	20,000	(4)	10,000	(4)		3.66	05/18/16

Michael D. Morgan	1,000	(5)			-	2.13	05/25/10	-	-	-	-
	29,000	(2)				0.81	04/25/12
	11/000	(3)				1.25	12/02/12
	6,667	(4)				3.66	05/18/16

Todd A. Daniels	15,000	(2)			-	0.81	04/25/12	-	-	-	-
	10,000	(3)				1.25	12/02/12
	10,000	(4)	5,000	(4)		3.66	05/18/16

(1)	Stock option granted on 2/1/2000 vested and became exercisable in 20% increments on the first five anniversary dates of the grant.
(2)	Stock options granted on 4/25/2002 vested and became exercisable in one-third increments on the first three anniversary dates of the grant.
(3)	Stock options granted on 12/2/2002 vested and became exercisable in one-third increments on the first three anniversary dates of the grant.
(4)	Stock options granted on 5/18/2006 vest and become exercisable in one-third increments on the first three anniversary dates of the grant.
(5)	Stock options granted on 5/25/2000 vested and became exercisable in one-third increments on the first three anniversary dates of the grant.

Change in Control Arrangements
The Company does not have any change in control arrangements with any of the executive officers, other than the change in control provisions in the Elecsys Corporation Stock Option Plan relative to vesting of stock options, which provisions apply to all option holders.

Compensation Committee Report
In connection with its duty to review and approve executive compensation, the compensation committee has:
•	Reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with management; and

•	Based on this review and discussion, recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.

Robert D. Taylor, Chairman
Stan Gegen
Compensation Committee of the Board of Directors

EXECUTIVE OFFICERS

The Company currently has two executive officers, Karl B. Gemperli, President and Chief Executive Officer, and Todd A. Daniels, Vice President and Chief Financial Officer.  On May 1, 2009, the Company’s operating subsidiaries, DCI, Inc., Radix Corporation, and NTG, Inc. merged and created a single wholly-owned operating subsidiary, Elecsys International Corporation.  Mr. Gemperli and Mr. Daniels also serve as officers of Elecsys International Corporation.  The other executive officers of Elecsys International Corporation and their biographical information are as follows:

Name                                           Age           Position
Karl B. Gemperli                          45        President and Chief Executive Officer, Elecsys
              Corporation and Elecsys International Corporation
Todd A. Daniels                          41       Vice President & Chief Financial Officer,
                       Elecsys Corporation and Elecsys International
               Corporation
Michael D. Morgan                    55        Chief Operating Officer, Elecsys International
                       Corporation
Michael J. Reed                           54        Executive Vice President – Business Development,
                       Elecsys International Corporation

Karl B. Gemperli is the Company’s President and Chief Executive Officer and has been a member of the Board of Directors since September 2003.  He has served as President and Chief Executive Officer of Elecsys International Corporation (f/k/a DCI, Inc.) one of the Company’s operating subsidiaries, since February 2000.  From March 1999 to January 2000, Mr. Gemperli was an independent manufacturing systems consultant.  Mr. Gemperli was also an employee of Goodrich Aerospace for more than eight years.  Mr. Gemperli has over 20 years of electronic manufacturing and management experience as well as a Bachelor’s degree in Aeronautical Engineering from the Massachusetts Institute of Technology and a Master’s degree in Manufacturing Engineering from Boston University.

Todd A. Daniels joined the Company in April 2002 as Vice President-Finance of DCI, Inc. and was promoted to Vice President and Chief Financial Officer of Elecsys Corporation in October 2002.  Prior to joining the Company, from May 2001 to April 2002, Mr. Daniels was Manager of Corporate Forecasting and Reporting for a publicly traded developer of technology-based products and services for the legal and fiduciary services industries.  From April 1998 to May 2001, Mr. Daniels held various accounting and financial management positions with Honeywell International, Inc.  Mr. Daniels has a Bachelor of Science degree in Accounting from the University of Kansas and is a Certified Public Accountant with over 15 years of public accounting and private industry accounting experience.

Michael D. Morgan joined the Company as Vice President-Manufacturing of DCI, Inc. in March 2000 and was promoted to Executive Vice President and Chief Operating Officer of DCI, Inc. in October 2007.  On May 1, 2009, Mr. Morgan was designated as the Chief Operating Officer of Elecsys International Corporation.  Prior to joining the Company, Mr. Morgan was an employee of Goodrich Aerospace, Test Systems Division for more than eleven years, last serving as Director of Manufacturing. Prior to that, Mr. Morgan was an employee of Kustom Signals for over eight years.  Mr. Morgan has over 25 years of electronic manufacturing experience.

Michael J. Reed joined the Company in January 2006 as President of NTG, Inc., the Company’s remote monitoring equipment and services subsidiary.  On May 1, 2009, Mr. Reed was designated as the Chief Technology Officer for Elecsys International Corporation.  As of July 14, 2009, Mr. Reed became the Executive Vice President – Business Development for Elecsys International Corporation.  Prior to joining the Company, from 2002 until 2006, Mr. Reed was Vice President of Marketing for Ideal Aerosmith, Inc., a provider of aerospace test equipment and engineering services.  Mr. Reed was also Vice President and General Manager of Pentar Systems, Inc. before its acquisition by Ideal Aerosmith in 2002.  Prior to that, Mr. Reed spent 20 years in various engineering, marketing and management roles at Goodrich Aerospace, Kustom Electronics, and King Radio Corporation.  Mr. Reed holds a Bachelor's degree in electrical engineering from the University of Texas at Arlington and a Master's degree in Electrical Engineering from Stanford University.

Stockholder Proposals for 2010 Annual Meeting
Stockholder proposals to be considered for inclusion in the proxy statement and considered at the 2010 Annual Meeting of the Stockholders must be received by the Company no later than April 18, 2010. Any such proposals should be directed to the Secretary of the Company at 846 N. Mart-Way Court, Olathe, Kansas, 66061.

Proposals of stockholders not intended for inclusion in the Company’s 2010 proxy statement must be received by the Company in writing no later than July 1, 2010 in order to preclude the Company’s use of its discretionary proxy voting authority if the proposal is raised at the 2010 annual meeting.

Financial Statements
The Annual Report to Stockholders of the Company for the fiscal year ended April 30, 2009, is enclosed with this proxy statement.  The financial statements of the Company are set forth in that Annual Report.

Other Matters
The Board of Directors is not aware of any matter that will be presented for action at the annual meeting other than the matters set forth herein.  If other matters properly come before the meeting, it is intended that the holders of the proxies hereby solicited will vote thereon in accordance with their best judgment.

By Order of the Board of Directors,

By:	/s/ Karl B. Gemperli
Karl B. Gemperli
President and Chief Executive Officer